Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders

We have audited the accompanying Statement of Revenues and Certain Expenses of the property known as Cascade Summit Town Square, located in West Linn, Oregon (the “Property”) for the year ended December 31, 2009 (the “financial statement”). The financial statement is the responsibility of the Property's management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property for the year ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ PKF LLP

New York, New York

October 5, 2010

 CASCADE SUMMIT TOWN SQUARE
     STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(Dollar amounts in thousands)

	Year Ended December 31, 2009	Six Months Ended June 30, 2010 (Unaudited)
Revenues
Rental income (note 3)	$1,558	$789
Other income	25	7
Total revenues	1,583	796

Certain Expenses
Utilities	30	16
Cleaning services	7	4
Repairs, maintenance, and supplies	114	47
Real estate taxes	168	88
Insurance	13	7
Bad debt expense	24	24
Total expenses	356	186

Excess of revenues over certain expenses	$1,227	$610

See accompanying notes to statements of revenues and certain expenses.

CASCADE SUMMIT TOWN SQUARE
NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
FOR THE YEAR ENDED DECEMBER 31, 2009 (AUDITED) AND
SIX MONTHS ENDED JUNE 30, 2010 (UNAUDITED)

1.Business and Organization

Cascade Summit Town Square (the “Property”) is a shopping center located in West Linn, Oregon.  The Property is owned by Cascade Summit Retail LLC.  The Property, which has one anchor tenant, has an aggregate gross rentable area of approximately 94,924 square feet.  The anchor tenant occupies approximately 48,000 square feet.

On August 20, 2010, the Property was acquired by Retail Opportunity Investments Corp. (the “Company”), an unaffiliated party.

2.Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The Statements of Revenues and Certain Expenses (the “financial statement”) have been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The financial statement includes the historical revenues and certain expenses of the Property, exclusive of interest income, depreciation and amortization, rental income relating to the allocation of purchase price of the Property to above/below market leases and management and advisory fees, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

Revenue Recognition

The Property’s operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents and tenant reimbursements. All leases are classified as operating leases. Minimum rents are recognized by amortizing the aggregate lease payments on a straight-line basis over the terms of the lease (including rent holidays). Tenant reimbursements for real estate taxes, common area maintenance and other recoverable costs are recognized as rental income in the period that the expenses are incurred.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

Bad debts are recorded under the specific identification method, whereby uncollectible receivables are reserved for when identified.

Repairs and Maintenance

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

3.Leases

The Property is subject to non-cancelable lease agreements, subject to various escalation clauses, with tenants for retail space. As of December 31, 2009, the future minimum rentals on non-cancelable operating leases expiring in various years are as follows:

Year ending December 31	Amounts

2010	$1,187,658
2011	881,195
2012	676,583
2013	532,311
2014	305,970
Thereafter	1,177,333
$4,761,050

The tenant leases provide for annual rentals that include the tenants’ proportionate share of real estate taxes and certain property operating expenses. The Property’s tenant leases generally include tenant renewal options that can extend the lease terms.

Rental income on the financial statement includes the effect of amortizing the aggregate minimum lease payments on a straight-line basis over the entire terms of the leases, which amounted to an increase in rental income for the year ended December 31, 2009 and six months ended June 30, 2010 of $53,000 and $34,000, respectively.

4.Commitments and Contingencies

None.

RETAIL OPPORTUNITY INVESTMENTS CORP.
PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2010 and for the year ended December 31, 2009 are presented as if Retail Opportunity Investments Corp. (the “Company”) had completed the acquisition of the property known as Cascade Summit Town Square (the “Property”) on the first day of each period presented. Additionally, the pro forma consolidated balance sheet as of June 30, 2010 has been presented as if the acquisition had been completed on June 30, 2010.

Pro forma purchase adjustments to the purchase price are calculated based on a 20/80 allocation to Land and Building, respectively.  As of the date of this report, the Company is in the process of evaluating the purchase price allocation in accordance with the Accounting Standards Codification 805.  The purchase price allocation is preliminary and could be subject to change.

The pro forma consolidated financial statements should be read in conjunction with the Company’s 2009 Annual Report on Form 10-K and the Quarterly Report on Form 10-Q for the period ending June 30, 2010. The pro forma consolidated financial statements do not purport to represent the Company’s financial position or the results of operations that would actually have occurred assuming the completion of the acquisition of the Property had occurred by the first day of the periods presented; nor do they purport to project the Company’s results of operations as of any future date or for any future period.

RETAIL OPPORTUNITY INVESTMENTS CORP.
PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2010
(UNAUDITED)
(in thousands)

	Company Historical(1)	Pro Forma Adjustments		Company Pro Forma
ASSETS:
Real Estate Investments:
Land	$32,246	$3,423	(2)	$35,669
Building and improvements	69,014	13,691	(2)	82,705
	101,260	17,114		118,374
Less: accumulated depreciation	678	—		678
	100,582	17,114		117,696
Mortgage Notes Receivables	14,983	—		14,983
Real Estate Investments, net	115,565	17,114		132,679

Cash and cash equivalents	272,269	(9,195	)(2)	263,074
Tenant and other receivables	422	—		422
Notes Receivables	1,016	—		1,016
Deposits	2,000	(760	)(2)	1,240
Acquired lease intangible asset, net of accumulated amortization	5,050	—		5,050
Income taxes receivable	1,236	—		1,236
Prepaid expenses	358	—		358
Deferred charges, net of accumulated amortization	2,051	—		2,051
Other	58	38	(2)	96
Total assets	$400,025	$7,197		$407,222

LIABILITIES AND EQUITY

Liabilities:
Mortgage notes payable	$—	$7,197	(2)	$7,197
Acquired lease intangible liability, net	3,843	—		3,843
Accrued expenses	2,126	—		2,126
Due to related party	6	—		6
Tenants’ security deposit	348	—		348
Other liabilities	1,155	—		1,155
Total liabilities	$7,478	$7,197		$14,675

Equity:
Preferred stock	—	—		—
Common stock	4	—		4
Additional-paid-in capital	403,643	—		403,643
Accumulated deficit	(10,233)	—		(10,233)
Accumulated other comprehensive loss	(869)	—		(869)
Total Retail Opportunity Investments Corp. shareholders’ equity	392,545	—		392,545
Noncontrolling interests	2	—		2
Total equity	392,547	—		392,547
Total liabilities and equity	$400,025	$7,197		$407,222

See accompanying notes to pro forma consolidated financial statements

RETAIL OPPORTUNITY INVESTMENTS CORP.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2010
(UNAUDITED)
(in thousands, except per share data)

	Company Historical(1)	Cascade Summit Town Square	Pro Forma Adjustments		Company Pro Forma
Revenue
Base rents	$3,457	$614	$53	(3)	$4,124
Recoveries from tenants	807	175	—		982
Mortgage receivable	18	—	—		18
Other income	—	7	—		7
Total revenues	4,282	796	53		5,131

Operating expenses
Property operating	736	98	—		834
Property taxes	480	88	—		568
Depreciation and amortization	1,282	—	176	(5)	1,458
General & Administrative Expenses	4,214	—	—		4,214
Acquisition transaction costs	1,003	—	25	(4)	1,028
Total operating expenses	7,715	186	201		8,102

Operating (loss) income	(3,433)	610	(148)		(2,971)
Non-operating income (expenses)
Interest expense	—	—	(264	)(7)	(264)
Interest income	702	—	(20	)(6)	682
Non-operating income (loss)	702	—	(284)		418
Net loss (income) Attributable to Retail Opportunity Investments Corp.	$(2,731)	$610	$(432)		$(2,553)

Pro forma Weighted average shares outstanding – basic and diluted	41,570				41,570
Loss per share
Basic and diluted:	$(0.07)				$(0.06)

See accompanying notes to pro forma consolidated financial statements

RETAIL OPPORTUNITY INVESTMENTS CORP.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2009
(UNAUDITED)

(in thousands, except per share data)

	Company Historical	Cascade Summit Town Square	Pro Forma Adjustments		Company Pro Forma
Revenue
Base rents	$46	$1,219	$95	(3)	$1,360
Recoveries from tenants	—	339	—		339
Other income	—	25	—		25
Total revenues	46	1,583	95		1,724

Operating expenses
Property operating	9	188	—		197
Property taxes	—	168	—		168
General and administrative	11,145	—	—		11,145
Property acquisition costs	202	—	25	(4)	227
Depreciation and Amortization	29	—	351	(5)	380
Total operating expenses	11,385	356	376		12,117

Operating (loss) income	(11,339)	1,227	(281)		(10,393)
Non-operating income (expenses)
Interest expense	—	—	(540	)(7)	(540)
Interest income	1,705	—	(43	)(6)	1,662
Non-operating income (loss)	1,705	—	(583)		1,122
(Loss) Income before Provision for Income Taxes	(9,634)	1,227	(864)		(9,271)
Benefit for Income Taxes	(268)	—	—		(268)
Net loss (income) for the period	$(9,366)	$1,227	$(864)		$(9,003)

Pro forma Weighted average shares outstanding – basic and diluted	49,735				49,735
Loss per share
Basic and diluted:	$(0.19)				$(0.18)

See accompanying notes to pro forma consolidated financial statements

RETAIL OPPORTUNITY INVESTMENTS CORP.
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

(Dollar amounts in thousands, except per share data)

Adjustments to the Pro Forma Consolidated Balance Sheet

1.	Derived from the Company’s unaudited financial statements for the six months ended June 30, 2010.

2.
Reflects the pro forma acquisition of the Property for approximately $17,100.  The acquisition was funded with available cash of approximately $9,900, the assumption of mortgage loans of approximately $7,200 and other assets.

Adjustments to the Pro Forma Consolidated Statement of Operations

3.
Reflects the pro forma adjustment of $53 and $95 for the six month period ended June 30, 2010 and year ended December 31, 2009, respectively, to record operating rents on a straight-line basis beginning on the first day of the periods presented.

4.	Reflects the pro forma adjustment for estimated costs related to the acquisition of the Property.

5.
Reflects the estimated depreciation for the Property based on estimated values allocated to building at the beginning periods presented.  Depreciation expense is computed on a straight-line basis over the estimated useful life of the assets as follows:

	Estimated Useful Life	Year Ended December 31, 2009 Depreciation Expense	Six Months Ended June 30, 2010 Depreciation Expense

Building	39 years	$351	$176

6.	Reflects the pro forma adjustment to interest income to assume the acquisition has been made on the first day of the periods presented.

7.	Reflects the pro forma adjustment to interest expense on the assumption of the mortgage loan as if the acquisition has been made on the first day of the periods presented.